Exhibit 99.1

Implant Sciences Completes $20,000,000 Refinancing

New non-convertible term loan used to pay down DMRJ debt

Maturity of all indebtedness to DMRJ extended to March 31, 2015

Wilmington, MA – March 21, 2014 – Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for homeland security and defense markets, today announced the execution of a Note Purchase Agreement with an accredited institutional investor group based in New York City, on March 19, 2014.  The Company issued senior secured promissory notes in the principal amount of $20,000,000 to this investor group. Implant Sciences used the proceeds of the loan to pay down its DMRJ Group LLC line of credit as well as some portions of its other indebtedness to DMRJ.

The new notes mature on March 31, 2015, are not convertible in shares of the Company’s common stock and bear interest at 15% per annum, payable quarterly. The loan may be prepaid by Implant Sciences on 30 days’ notice, without premium or penalty. The new loans, which are senior to the DMRJ debt, are secured by the assets of the Company and its subsidiaries.

In addition to this refinancing, DMRJ has agreed to extend the maturity of all Implant Sciences’ indebtedness from September 30, 2014 to March 31, 2015 and has agreed to subordinate its position to the new lenders. No other terms or conditions of the DMRJ credit agreements were changed.

“We believe our ability to execute this non-convertible debt financing agreement with new lenders is based on the strength of our operations, our market traction in explosives trace detection, and the future potential of Implant Sciences. The loan gives us the flexibility to pay down our DMRJ debt while also providing additional working capital,” stated Implant Sciences’ President and CEO, Glenn Bolduc. “We are also happy to announce the extension of our loans from DMRJ. DMRJ has been consistently supportive of our Company and has provided us the capital we needed to get to where we are today. We are pleased to continue to work with them.”

Detailed information on additional terms of the new notes and the extension can be found in the Company’s Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In January 2013, the Company became only the third ETD manufacturer, and the sole American-owned company, to have product approval from the US Transportation Security Administration. Implant Sciences has developed proprietary technologies used in its commercial explosives and drugs trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences' QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for air cargo screening, the Company's QS-B220 has also received STAC certification, a Developmental Testing & Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act), and  the GSN 2013 Homeland Security Award for "Best Explosives Detection Solution". For further details on the Company and its products, please visit the Company's website at http://www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lenders by March 31, 2015; if we are unable to satisfy our obligations and to raise additional capital to fund operations, our secured lenders may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation

Company Contact:

Glenn Bolduc, CEO

978-752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com